                                                                       Exhibit 8

                                    GUARANTY


                  FOR VALUE RECEIVED and in consideration of Landlord executing the Lease with Telecom Corporation of Chicago, as Tenant (the "Lease") to which this Guaranty is attached, the undersigned Guarantor does hereby, for itself, its successors and assigns, unconditionally, absolutely and irrevocably guarantee the payment of rent and the performance of all the terms, provisions, covenants and conditions to be performed by Tenant under the Lease in the manner and form as provided in the Lease during the term or any extension thereof, and hereby expressly waives notices of (i) acceptance of this Guaranty, (ii) defaults by Tenant under the Lease and (iii) amendments or modifications to the Lease, and Landlord is hereby released from any duty or lack of diligence in the enforcement of any of the terms, provisions, covenants and conditions of the Lease. The undersigned Guarantor hereby expressly consents to any modifications and amendments of the terms, provisions, covenants and conditions of the Lease that may hereafter be made and agrees that the same shall in no way relieve it from any liability under this Guaranty. The undersigned Guarantor hereby expressly consents to any assignment or subletting by Tenant or its successors or assigns and agrees that the same shall in no way relieve it from any liability under this Guaranty, and hereby expressly consents to Landlord proceeding directly against the undersigned on this Guaranty without first exhausting any remedy or remedies which Landlord may have against Tenant. The undersigned Guarantor further agrees to pay to Landlord all damages that may be sustained by Landlord in consequence of any default by Tenant under the Lease, together with all attorney fees, court costs and other expenses incurred by Landlord in enforcing Tenant's covenants and agreements set forth in the Lease or in enforcing the covenants and agreements of the undersigned under this Guaranty. The undersigned Guarantor expressly acknowledges that the Guarantor is an affiliate of Tenant and that it is in the direct interest and benefit to Guarantor to assist Tenant in entering into the Lease.

                  Notwithstanding anything to the contrary contained herein, during any extension of the term of the Lease pursuant to Article II, Paragraph 2 thereof, the aggregate amount of Guarantor's liability under this Lease shall be limited to a sum equal to one-half of the rent and other charges which Tenant is obligated to pay to Landlord from the date of any default by Tenant under the Lease until the end of the extension period then in effect but such sum shall in no event be less than the sum of the rent and other charges which Tenant is obligated to pay to Landlord for a period of one year from and after the date of any default by Tenant under the Lease.

                  In the event of any bankruptcy, reorganization, winding up or similar proceedings with respect to Tenant, no limitation on Tenant's liability under the Lease which may now or hereafter be imposed by any federal, state or any other statute, law or regulation applicable to such proceedings shall in any way limit the obligation of the undersigned Guarantor hereunder, which obligation is co-extensive with Tenant's liability as set forth in the Lease, without regard to any such statutory or other limitation.

                  As part of the consideration for Landlord executing the Lease, the undersigned Guarantor hereby consents to the jurisdiction of any state or federal court located within the State of Illinois and waives personal service of any and all process upon it and hereby consents that all such service of process be made by certified mail directed to the Guarantor at the address stated beneath Guarantor's signature below and service so made shall be deemed to be completed upon actual receipt thereof. The Guarantor hereby waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue.

                  The Guarantor represents and warrants that the execution and delivery of this Guaranty has been duly authorized by Guarantor, and the officers of Guarantor who are executing and attesting to this Guaranty have full power, authority and right to do so, and the execution of this Guaranty by such officers is sufficient and legally binding on Guarantor without the joinder or approval of any other party.

                  This Guaranty signed and sealed as of the date written below is intended to take effect as a sealed instrument, and shall inure to the benefit of Landlord named in the Lease and Landlord's successors and assigns.

Date: October 29th 1998               OFFICELAND, INC.

                                      By: /s/ Marvyn A. Budd
                                         ------------------------------------
                                         Name: Marvyn A. Budd
                                               ------------------------------
                                         Title: President
                                               ------------------------------

                                      Attest:  /s/ Christopher Walker
                                               ------------------------------
                                         Name: Christopher Walker
                                               ------------------------------
                                         Title: Assistant Secretary
                                               ------------------------------


                                      Address: 312 Dolomite Drive, Suite 212
                                               ------------------------------
                                               Toronto, Ontario M3J 2N2
                                               ------------------------------

                                               ------------------------------

                                      Telephone No. 416 738 4000
                                                    -------------------------
                                      Telefacsimile No.: 416 736 8445
                                                        ---------------------
                                      FEIN: 86732971
                                            ---------------------------------